EXHIBIT 10.2
KORE GROUP HOLDINGS, INC.
OMNIBUS AMENDMENT TO
RESTRICTED STOCK UNIT AWARD AGREEMENTS
THIS OMNIBUS AMENDMENT (the “Amendment”) is effective as of June 9, 2023, by and between Kore Group Holdings, Inc., a Delaware corporation (the “Company”), and Romil Bahl (the “Grantee”). Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Award Agreements or the Plan, as applicable (each as defined below).

WHEREAS, the Company and the Grantee previously entered into the following equity award agreements (collectively, the “Award Agreements”): (i) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which the Grantee was granted 171,761 restricted stock units (“RSUs”) (the “Stock Price RSU Award Agreement”); (ii) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which the Grantee was granted 400,000 RSUs (the “2021 Annual Grant RSU Award Agreement”); (iii) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which the Grantee was granted 400,000 RSUs (the “2022 Annual Grant RSU Award Agreement”); and (iv) that certain Restricted Stock Unit Award Agreement, dated as of June 30, 2022, pursuant to which the Grantee was granted 216,667 RSUs (the “Company Revenue RSU Award Agreement”), in each case, pursuant to the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), which is administered by the Compensation Committee of the Board of Directors of the Company; and
WHEREAS, the Company and the Grantee desire to amend each of the Award Agreements pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee hereby mutually covenant and agree as follows:
1.Amendment of Stock Price RSU Award Agreement. Section 2 of the Stock Price RSU Award Agreement is hereby deleted and replaced in its entirety with the following, effective as of June 9, 2023:
“Vesting of RSUs. The RSUs fully vested on June 9, 2023 (such date, the “Vesting Date”).”
2.Amendment of 2021 Annual Grant RSU Award Agreement. Section 2(a) of the 2021 Annual Grant RSU Award Agreement is hereby deleted and replaced in its entirety with the following, effective as of June 15, 2023 :
“(a)    Performance-Based RSUs. Subject to Sections 3 and 4 below, the Performance-Based RSUs shall vest (i) fifty percent (50%) on March 31, 2024, and (ii) fifty percent (50%) on March 31, 2025, in each case, subject to the Grantee’s continuous employment or service through each such vesting date (each such date, a “Performance Vesting Date”); provided, that on each Performance Vesting Date, the Grantee may be eligible to earn up to an additional 50,000 Performance-Based RSUs based upon the achievement of (x) Company revenue that is in excess of $777.9 million and less than or equal to $933.5 million and (y) Company adjusted EBITDA that is in excess of $187.0 million and less than or equal to $243.1 million, in each case, as measured during the three (3)-year performance period ending on December 31, 2023 (the “Performance Period”), with such achievement to be determined by the Board in its sole discretion. In the event that the Company’s revenue and/or adjusted EBITDA results during the Performance Period fall between the values set forth in the immediately preceding sentence, linear interpolation shall apply. For the avoidance of doubt, achievement in excess of the maximum Company revenue and/or Company adjusted

EBITDA goals set forth in this Section 2(a) shall not result in any additional Performance-Based RSUs becoming vested, such that, in no event shall the Grantee be eligible to earn more than an aggregate of 300,000 Performance-Based RSUs pursuant to this Agreement.”
3.Amendment of 2022 Annual Grant RSU Award Agreement. Section 2(a) of the 2022 Annual Grant RSU Award Agreement is hereby deleted and replaced in its entirety with the following, effective as of June 15, 2023:
“(a)    Performance-Based RSUs. Subject to Sections 3 and 4 below, the Performance-Based RSUs shall fully vest on March 31, 2025, subject to the Grantee’s continuous employment or service through such vesting date (the “Performance Vesting Date”); provided, that on the Performance Vesting Date, the Grantee may be eligible to earn up to an additional 100,000 Performance-Based RSUs based upon the achievement of (x) Company revenue that is in excess of $891.9 million and less than or equal to $1,070.3 million and (y) Company adjusted EBITDA that is in excess of $196.8 million and less than or equal to $255.8 million, in each case, as measured during the three (3)-year performance period ending on December 31, 2024 (the “Performance Period”), with such achievement to be determined by the Board in its sole discretion. In the event that the Company’s revenue and/or adjusted EBITDA results during the Performance Period fall between the values set forth in the immediately preceding sentence, linear interpolation shall apply. For the avoidance of doubt, achievement in excess of the maximum Company revenue and/or Company adjusted EBITDA goals set forth in this Section 2(a) shall not result in any additional Performance-Based RSUs becoming vested, such that, in no event shall the Grantee be eligible to earn more than an aggregate of 300,000 Performance-Based RSUs pursuant to this Agreement.”
4.Company Revenue RSU Award Agreement. Section 2 of the Company Revenue RSU Award Agreement is hereby deleted and replaced in its entirety with the following, effective as of June 15, 2023:
“Vesting of RSUs. The RSUs shall fully vest on March 31, 2025, subject to the Grantee’s continuous employment or service with the Company or a Subsidiary thereof through such vesting date (the “Vesting Date”).”
5.Entire Agreement. To the extent necessary to effectuate the amendments to the Award Agreements as contemplated herein, each of the Award Agreements is hereby deemed modified and amended, mutatis mutandis, and except as modified herein, each of the Award Agreements shall remain in full force and effect in accordance with their respective terms. This Amendment is made part of, and is incorporated into, the Award Agreements, as applicable. The Award Agreements, together with this Amendment, contain the entire agreement between the Grantee and the Company with respect to the subject matter hereof, and supersede any and all prior understandings or agreements, whether written or oral.
6.Counterparts and Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or e-mailed transmission of any signed original document or retransmission of any signed facsimile or e-mailed transmission will be deemed the same as delivery of an original.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

KORE GROUP HOLDINGS, INC.
By: /s/ Jack W. Kennedy, Jr.
Name: Jack W. Kennedy, Jr.
Title: EVP, Chief Legal Officer & Secretary
ACCEPTED:
/s/ Romil Bahl
Romil Bahl